Morgan Stanley Dean Witter Information Fund
Item 77(o) 10f-3 Transactions
October 1, 2000 - March 31, 2001


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Agere Systems
03/27/01
$6.00
2,000,000
0.657%
$360,000,000
0.657%
Bear
Stearns

KPMG

02/07/01

$18.00

757,000

0.511%

$2,024,676,000

0.673%
Merrill
Lynch
Advanced
Switching 1

10/04/00

$15.00

85,000

0.031%

$93,750,000

1.360%
Tucker
Anthony

Optical Comm.

11/03/00

$11.00

149,300

0.043%

$115,500,000

1.422%
Warburg
Dillon
Transmeta
11/06/00
$21.00
38,200
0.021%
$273,000,000
0.294%
SG Cowen



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Laurie